Exhibit 10.36

Meridian Equipment Leasing, LLC	James H. Ballengee 5220 Spring Valley Road, Ste. 415 Dallas, Texas 75254 (p) 318.469.3084 (e) jballengee@ballengeeholdings.com

October 1, 2024

Pilot OFS Holdings LLC

20 Greenway Plaza, Suite 500

Houston, Texas 77046

Attn: Zachary Neal

Delivered via email to zachary.neal@pilotwater.com

Re:	Letter Agreement regarding Secured Promissory Note and related Loan Documents

Mr. Neal:

Reference is hereby made to (i) that certain Secured Promissory Note dated December 31, 2023, made by Meridian Equipment Leasing, LLC, as Borrower (“Borrower”), to the order of Pilot OFS Holdings LLC, as Lender (“Lender”), in the original principal amount of $12,500,000.00 USD (the “Note”), (ii) that certain Security Agreement, Financing Statement, and Assignment of Collateral dated December 31, 2023, by and between Meridian Equipment Leasing, LLC, as Obligor, and Pilot OFS Holdings LLC, as Secured Party (the “Security Agreement”), (iii) that certain Stock Pledge Agreement dated December 31, 2023, by and between Jorgan Development, as Pledgor, and Pilot OFS Holdings LLC, as Secured Party (the “Stock Pledge Agreement”), and (iv) that certain Guaranty Agreement dated December 31, 2023, made by James H. Ballengee for the benefit of Pilot OFS Holdings LLC, with respect to the obligations of Meridian Equipment Leasing, LLC, as further set forth therein (the “Guaranty”). Capitalized terms used but not defined herein shall have the meanings set forth in the Note, the Security Agreement, the Stock Pledge Agreement, and/or the Guaranty, as context requires.

Borrower and Lender hereby agree as follows:

1.	Assignor and Assignee, pursuant to that certain Assignment of Accounts Receivable dated December 31, 2023, by and between Equipment Transport, LLC, as Assignor and Lender, as Assignee (the “AR Assignment”), stipulate and agree that, as of September 1, 2024, the amount outstanding to Assignee pursuant to the AR Assignment was equal to $3,410,573.88 USD. On September 5, 2024, Assignor made a payment to Assignee equal to $500,000.00 USD. As of the date hereof, Assignor and Assignee, pursuant to the AR Assignment, stipulate and agree that the amount outstanding to Assignee pursuant to the AR Assignment is equal to $2,910,573.88 USD (the “Outstanding AR Balance”). Subject to the terms hereof, Lender will forbear on its rights to immediately collect the Outstanding AR Balance, including to institute legal proceedings with respect to same and the exercise of any other rights or remedies under the Note, the Security Agreement, the Stock Pledge Agreement and the Guaranty.

2.	Upon the full and final closing and initial funding of a revolving line of credit by and between nFusion Capital Finance, LLC, as Lender, and Vivakor, Inc., et al., as Borrowers (the “New Revolver”), Borrower shall cause to be paid to Lender the Outstanding AR Balance, plus interest at a rate of one and one-half percent (1.5%) per month on all amounts outstanding from July 1, 2024 through the date of repayment, no later than the close of business two (2) business days thereafter (the “AR Repayment”). Borrower shall also cause to be paid $57,750.00, representing all amounts currently due and owing under the Truck Yard Leases (as defined herein) (the “Delinquent Lease Payments” and, collectively with the AR Repayment, the “Borrower AR Payments”).

Pilot OFS Holdings LLC

3.	In exchange for the irrevocable and indefeasible completion of the Borrower September AR Payments to Lender or Pilot Travel Centers LLC (“PTC”), as applicable, (i) Borrower and Lender shall execute and enter into that certain First Amended and Restated Secured Promissory Note dated effective December 31, 2023, attached as Exhibit A hereto, (ii) Borrower and Lender shall execute and enter into that certain First Amended and Restated Promissory Note dated effective December 1, 2023, attached as Exhibit B hereto, (iii) Lender shall rescind, with the right to revoke such recission, that certain Amended Demand for Payment of Indebtedness and Other Amounts Owed Relating to the Purchase Agreement and Secured Promissory Note, dated December 31, 2023, by August 30, 2024, dated August 23, 2024, and (iv) PTC shall rescind, with the right to revoke such rescission, that certain Amended Demand for Payment of Indebtedness and Other Amounts Owed Relating to the Purchase Agreement and Promissory Note, dated December 1, 2023, by August 30, 2024, dated August 23, 2024. With respect to Item Nos. 3(iii) and 3(iv), above, each of Lender and PTC may only revoke its respective recission (x) if Borrower fails to demonstrate good faith efforts and progress towards the closing, consummation, and initial funding of the New Revolver, or (y) if the New Revolver fails to close by Dec. 31, 2024.

4.	Borrower shall promptly provide to Lender evidence of good faith efforts to secure refinancing of amounts due and owing pursuant to the Note, as amended, upon receipt of the same. Lender agrees to keep such documents and information strictly confidential and not disclose them to any third parties, or to personnel within Lender’s organization except on a “need-to-know” basis, except as compelled in accordance with applicable law, in which case Lender shall immediately notify Borrower of the same and exercise reasonable efforts to obtain a confidentiality or protective order regarding the same.

5.	By September 30, 2024, the parties hereto shall cause to be fully terminated effective as of September 30, 2024 (a) that certain Lease Agreement dated effective December 31, 2023, by and between Borrower, as Tenant, and Pilot Travel Centers LLC, as Landlord, covering certain real property located at 306 E. Greene St., Carlsbad, New Mexico 88220, as amended, (b) that certain Lease Agreement dated effective December 31, 2023, by and between Borrower, as Tenant, and Pilot Travel Centers LLC, as Landlord, covering certain real property located at 2260 US 181, Hobson, Texas 78117, as amended, and (c) that certain Lease Agreement dated effective December 31, 2023, by and between Borrower, as Tenant, and Pilot Travel Centers LLC, as Landlord, covering certain real property located at 620 S CR 153, Kenedy, Texas 78119, as amended (collectively, the “Truck Yard Leases”).

6.	Borrower shall not (i) incur, create, assume or permit to exist any lien, security interest or encumbrance upon any of the Collateral (as defined in the Security Agreement) or any portion thereof, except as provided in the Note, the Security Agreement and any related documents and liens in favor of Lender or PTC, nor (ii) enter into any agreement with any party other than Lender or PTC, including, without limitation, the New Revolver, if such agreement creates a lien or other encumbrance on any of the Collateral (as defined in the Security Agreement) or any other assets secured under or pursuant to the Security Agreement.

Lender shall have the right to immediately terminate this letter agreement in the event of Borrower’s breach of Section 2 or Section 6 hereof. This letter agreement shall terminate ipso facto if the Borrower AR Payments are not received by Lender on or prior to December 31, 2024. If this letter agreement so terminates, neither party to this letter agreement shall have any obligations to the other party, including for the avoidance of doubt, Lender shall have no obligation to forbear on any of its rights as against Borrower.

Nothing contained in this letter agreement shall be construed to amend or modify the Loan Documents, or any other agreement, except as specifically provided herein or in another signed writing.

In the event of any conflict between the provisions of this letter agreement and the Loan Documents, the provisions of this letter agreement shall control. Except as amended and modified hereby, the parties hereto agree that the Loan Documents shall otherwise remain in force and effect in accordance with their terms. This letter agreement may not be amended or modified except in a writing signed by each of the parties hereto. This letter agreement, together with the Loan Documents (as may be amended from time to time), constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and thereby and supersedes all prior agreements and understandings, oral and written, between the parties with respect thereto. The provisions of Section 11.1 (Notice), Section 11.5 (Waiver), Section 11.7 (No Third Party Beneficiary; No Affiliate Liability), Section 11.8 (Assignment; Binding Effect), Section 11.11 (Counterparts; Facsimile), and Section 11.12 (Governing Law; Venue; and Jurisdiction) of that certain Purchase and Sale Agreement dated December 22, 2023, by and between the parties hereto shall apply to this letter agreement, mutatis mutandis.

Pilot OFS Holdings LLC

We kindly ask that you indicate your agreement hereto by countersigning this letter in the space indicated below and returning executed scans in Adobe. PDF format (with no hole punches, staples, or adulteration of any kind) via email to jballengee@ballengeeholdings.com with a carbon copy pknapp@vivakor.com.

[Continued on next page.]

Pilot OFS Holdings LLC

BORROWER:

MERIDIAN EQUIPMENT LEASING, LLC
a Texas limited liability company

By: JORGAN DEVELOPMENT, LLC,
a Louisiana limited liability company,
its Manager

By:
Name:	James H. Ballengee
Title:	Manager

LENDER:

PILOT OFS HOLDINGS LLC,
a Delaware limited liability company

By:
Name:	Zachary Neal
Title:	EVP, Corporate Development

CC:	Vivakor, Inc.
via email to pknapp@vivakor.com

EXHIBIT A

Amended and Restated Note dated Dec. 31, 2023

[See attached.]

A-1

EXHIBIT B

Amended and Restated Note dated Dec. 1, 2023

[See attached.]

B-1